                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-75217, 333-59601, 33-57658,
333-24705, and 33-49801 and 333-45051, 33-59545, and 33-56084, respectively) of
Constellation Energy Group, Inc. and Form S-3 (File No. 333-66015) of Baltimore Gas and Electric Company of our report dated January 19, 2000 relating to the financial statements and financial statement schedule which appear in this Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP
                                        ------------------------------
                                        PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 20, 2000

                                       99